FIRST AMENDMENT
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
OMP GP LLC
September 29, 2020
This First Amendment (this “Amendment”) to that certain Amended and Restated Limited Liability Company Agreement dated as of May 22, 2017 (the “Agreement”) of OMP GP LLC (the “Company”), dated as of September 29, 2020, is entered into by OMS Holdings LLC, a Delaware limited liability company (“Managing Member”), effective as of the date set forth above. Capitalized terms used and not defined herein shall have the respective meanings specified in the Agreement.
RECITALS
WHEREAS, Section 13.2 of the Agreement provides that the Agreement may not be amended except in a written instrument signed by the Managing Member.
WHEREAS, Managing Member desires to amend the Agreement as set forth below by entering into this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, Managing Member hereby amends the Agreement as follows:
1.Section 3.4 shall be removed in its entirety and replaced with the following:
Section 3.4    [Reserved]
2.The following shall be added as new Section 3.14 at the end of Article III:
Section 3.14    Events of Bankruptcy.
    The bankruptcy, involuntary liquidation or dissolution of a Member shall not cause that Member to cease to be a member of the Company and, for the avoidance of doubt, no Member shall cease to be a member of the Company upon the happening of any of the events specified in Section 18-304 of the Delaware Act.
3.No Other Amendments. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.
4.Other Miscellaneous Terms. The provisions of Article XIII (General Provisions) of the Agreement shall apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.
5.Execution. This Amendment may be signed electronically (including, without limitation, by facsimile transmission and PDF copy) and with counterpart signature pages or in one or more counterparts.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the undersigned as of the date first written above.
OMS HOLDINGS LLC
By: /s/ Nickolas Lorentzatos
Name: Nickolas Lorentzatos
Title: Executive Vice President, General
Counsel and Corporate Secretary

Signature Page to
First Amendment to Amended and Restated Limited Liability Company Agreement
of OMP GP LLC